Exhibit 10.3
March 12, 2015

Mr. Keith J. Sullivan

RE: Amendment to Relocation Agreement Dated February 19, 2015

Dear Keith:

This letter hereby amends the relocation agreement signed by you and ZELTIQ Aesthetics, Inc. (the “Company”), dated February 19, 2015 (the “Agreement”), as follows:

The first sentence of the Agreement shall now read:

“This letter will confirm our discussions regarding the assistance which ZELTIQ Aesthetics, Inc. (the “Company”) will provide to you in connection with your relocation from Arizona to the East Coast of the United States on or before October 31, 2015:”

All other aspects of the Agreement shall remain unchanged. If these terms are acceptable to you, please sign where indicated below and return one copy of this agreement to me.

Sincerely,
ZELTIQ Aesthetics, Inc.	Agreed to and accepted:

/s/ Mark Foley	/s/ Keith Sullivan	3/12/15
Mark J. Foley	Keith Sullivan	Date
President & Chief Executive Officer